                    DIRECTORS/TRUSTEES POWER OF ATTORNEY
                    ------------------------------------


City of Minneapolis

State of Minnesota

        Each of the undersigned, as directors and trustees of the below listed open-end investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and/or the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                         1933 Act       1940 Act
                                                        Reg. Number    Reg. Number
                                                        -----------    -----------

RiverSource Bond Series, Inc.                             2-72174        811-3178
RiverSource California Tax-Exempt Trust                   33-5103        811-4646
RiverSource Dimensions Series, Inc.                       2-28529        811-1629
RiverSource Diversified Income Series, Inc.               2-51586        811-2503
RiverSource Equity Series, Inc.                           2-13188        811-772
RiverSource Global Series, Inc.                           33-25824       811-5696
RiverSource Government Income Series, Inc.                2-96512        811-4260
RiverSource High Yield Income Series, Inc.                2-86637        811-3848
RiverSource Income Series, Inc.                           2-10700        811-499
RiverSource International Managers Series, Inc.           333-64010      811-10427
RiverSource International Series, Inc.                    2-92309        811-4075
RiverSource Investment Series, Inc.                       2-11328        811-54
RiverSource Large Cap Series, Inc.                        2-38355        811-2111
RiverSource Managers Series, Inc.                         333-57852      811-10321
RiverSource Market Advantage Series, Inc.                 33-30770       811-5897
RiverSource Money Market Series, Inc.                     2-54516        811-2591
RiverSource Retirement Series Trust                       333-131683     811-21852
RiverSource Sector Series, Inc.                           33-20872       811-5522
RiverSource Selected Series, Inc.                         2-93745        811-4132
RiverSource Short Term Investments Series, Inc.                          811-21914
RiverSource Special Tax-Exempt Series Trust               33-5102        811-4647
RiverSource Strategic Allocation Series, Inc.             2-93801        811-4133
RiverSource Strategy Series, Inc.                         2-89288        811-3956
RiverSource Tax-Exempt Series, Inc.                       2-57328        811-2686
RiverSource Tax-Exempt Income Series, Inc.                2-63552        811-2901
RiverSource Tax-Exempt Money Market Series, Inc.          2-66868        811-3003
RiverSource Variable Portfolio-Income Series, Inc.        2-73113        811-3219
RiverSource Variable Portfolio-Investment Series, Inc.    2-73115        811-3218
RiverSource Variable Portfolio-Managed Series, Inc.       2-96367        811-4252
RiverSource Variable Portfolio-Managers Series, Inc.      333-61346      811-10383
RiverSource Variable Portfolio-Money Market Series, Inc.  2-72584        811-3190
RiverSource Variable Portfolio-Select Series, Inc.        333-113780     811-21534

hereby constitutes and appoints Steven R. Lewis, Jr., any other member of the Boards who is not an interested person of the investment manager, and Scott R. Plummer or any one of these persons individually as her or his attorney-in-fact and agent to file and sign for her or him in her or his name, place and stead any and all further amendments to said registration statements with all exhibits and other documents thereto pursuant to said Acts and any rules and regulations thereunder and grants them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

         Dated the 5th day of December, 2006.



/s/ Arne H. Carlson                          /s/ Stephen R. Lewis, Jr.
--------------------------------             --------------------------------
    Arne H. Carlson                              Stephen R. Lewis, Jr.

/s/ Kathleen A. Blatz                        /s/ Catherine James Paglia
--------------------------------             --------------------------------
    Kathleen A. Blatz                            Catherine James Paglia

/s/ Patricia M. Flynn                        /s/ Vikki L. Pryor
--------------------------------             --------------------------------
    Patricia M. Flynn                            Vikki L. Pryor

/s/ Anne P. Jones                            /s/ Alison Taunton-Rigby
--------------------------------             --------------------------------
    Anne P. Jones                                Alison Taunton-Rigby

/s/ Jeffrey Laikind                          /s/ William F. (Ted) Truscott
--------------------------------             --------------------------------
    Jeffrey Laikind                              William F. (Ted) Truscott